                                                                   Exhibit 10.22


           FOREIGN CORPORATION LEASE ZONE OCCUPANCY (LEASE) AGREEMENT

REAL ESTATE TO BE LEASED

  . Location   : Eyon-Hansan Industrial Park (2nd Block), Chungbuk-myon,

                       Pyongtaek-city, Kyonggi Province


  . Land area  :     13,374 m(2)           ( 4,045 pyongs)




  . Use        : Industrial facilities

This occupancy (lease) agreement is entered into by and between President, Kyonggi Local Corporation (hereinafter referred to as Party A) to which the Kyonggi Province Governor has entrusted management of the above-said real estate and the following enterprise desiring to lease and move into the above-said real estate (hereinafter referred to as Party B) under the following terms and conditions.



  Company name      Liquidmetal   Representative      Sonny Hong
  (Corporation)        Korea



     Address           884 Eyon-ri Chungbuk-myon, Pyongtaek-city, Kyonggi-Do, Korea
     (location in
     case of

  corporations)


Type of business        Metallic      Classification      26129       Products    Electronics
                         glass              No.                                     casing,
                        research                                                     etc.
                          and
                       development


 Building floor       Manufacturing facilities: 6,500 Section(2),  Auxiliary
   area                  facilities :   1,500 m(2)

                      Total: 8,000 m(2)

 Estimated date     2002.March                  Estimated date          2002
of construction                                 of completion
     start

ARTICLE 1 (TERM OF LEASE ) The term of lease shall be from 5th March, 2002 to 4th of March, 2022 (20 year).

ARTICLE 2 (AREA OF LEASED LAND) (1) The leased land area shall be 13,374 m(2)


     (2) If the results of cadastral survey disclose increase or decrease in the leased land area, Party B shall regard such area as the final leased area notwithstanding the provisions of paragraph 1. In such case, rents and lease deposits shall be decided pursuant to the provisions of Article 5 for the increased/reduced land area.

ARTICLE 3 (RENTS) (1) Annual rents shall be 1% of the declared land price.

     (2) If case no land price has been announced until this agreement is signed, the annual rents shall be 1% of the construction cost of the land concerned, notwithstanding the provisions of paragraph 1.

     (3) In case rents are calculated on a monthly basis, the number of days less than 1 month shall be calculated on a per diem basis.

     (4) In case Party B is eligible for rents reduction/exemption pursuant to the provisions of Foreign Investment Promotion Act and Kyonggi Do Public Property Management Ordinances, Party A may allow rents reduction/exemptions if requested by Party B, notwithstanding the provisions of paragraph 1 and paragraph 2.


     (5) In case Party B forfeits the reduction/exemption qualifications or fails to comply with the reduction/exemption conditions after decision has been made for the reduction/exemption of rents pursuant to the provisions of paragraph 4, Party A may suspend the rent reduction/exemption, or may additionally collect the reduced/exempted rents.

ARTICLE 4 (PAYMENT OF LEASE DEPOSIT ) (1) Upon signing this agreement, Party
      B shall pay Party A lease deposits in an amount equal to 12 months' rents. Rents shall be paid until the end of the year to which the date of this agreement belong pursuant to the provisions of paragraph 1 and paragraph 3, Article 3.

     (2)In case rents are reduced or exempted pursuant to the provisions of paragraph 4, Article 3, Party B shall pay lease deposits in an amount calculated based on the rents which have not been reduced or exempted.



     (3) Party B shall pay the rents covering the year following the signing of this agreement to the financial institution designated by Party A between Nov 1 and Dec 1 of the year preceding the year during which the concerned rents were calculated.


     (4) If Party B fails to pay lease deposits and rents within the prescribed period, Party B shall pay default charges at an annual interest rate of 15% for the defaulted amount.

ARTICLE 5 (SETTLEMENT OF RENTS ) (1) Rents and lease deposits shall be settled based on the leased land area and the price decided at the time of signing this agreement pursuant to the provisions of Article 2.


     (2) In case this agreement is signed prior to the approval of the leased land construction project, rents and lease deposits shall be settled in accordance with the provisions of paragraph 8, Article 40, Enforcement Ordinance, Law on Industrial Location and Development, based on the total project cost calculated after the project has been approved.

     (3) In case rents are changed pursuant to the provisions of paragraph 2 and due to the change in the land price announced pursuant to the provisions of
     Article 4, Laws on Land Price Announcement and Land, the difference between the paid lease deposits and the lease deposits calculated based on the changed rents shall be settled during the first rents due date.


     (4) In the case of paragraph 1 through 3, no interest shall be imposed between Party A and Party B. However, the provisions of paragraph 4,
     Article 4 shall apply in case the settlement period has passed.



ARTICLE 6 (OBLIGATIONS OF LESSEE, AND RESTRICTIONS ON CLAIMS) (1) Party B shall pay due care of a good manager, and shall pay all expenses related to the preservation and use of the leased land or to gain benefits therefrom. Party B cannot demand Party A to pay any and all expenses, including the demand for the return of expenses pursuant to the provisions of Article 203 and Article 626, Civil Code.


     (2) Party B cannot claim any preemptive rights during the period of lease other than the rights to use the leased land.

ARTICLE 7 (PROHIBITED ACTS REGARDING LEASED LAND) (1) Party B shall not engage in any of the following acts unless prior approval has been obtained from Party A.

         1.   Changing purpose of use or purpose of benefit

         2.   Subleasing of the leased land, or disposing of rights

         3.   Changing the original shape of the leased land


         4. Transferring of Party B's facilities installed inside the leased land


     (2) Notwithstanding the provisions of paragraph 1, in case approval is obtained from Party A, Party B may change the original shape of the leased land within the range of approval.



ARTICLE 8 (CANCELLATION OF AGREEMENT) (1) In case Party B falls under any of the following, Party A may cancel this agreement.

         1.   Party B is involved in acts specified in paragraph 1, Article 7.

         2. Reasons for cancelling the occupancy agreement have occurred pursuant to the provisions of Article 42, Laws on Industrial Layout and Plant Establishment.

         3. Party B has defaulted payment of rents for a period longer than 3 months.

         4. Party B cannot be registered as a foreign invested corporation pursuant to the provisions of Article 21, Foreign Investment Promotion Act.

         5. the equity of the foreign investor has changed to below the level specified in the Foreign Investment Promotion Act after signing the occupancy agreement.

         6. Party B has failed to fulfil or .has violated the occupant selection conditions and the terms of occupancy agreement.

         7. Party B has succeeded in leasing the real estate through unfair practice, such as submission of false documents.

         8.   Party B requests for the cancellation of agreement.

         9. Party B has lost ownership of ground properties due to the collection of delinquent tax, compulsory execution or auction.

         10. Party B has purchased the subject land after signing this agreement, and title has been transferred.

         11. In case Party A considers it necessary to use the land for government and public use, or for public benefits.


     (2) In case this agreement is cancelled by Party A due to reasons specified above except item 10 and 11, paragraph 1 above, Party B shall not file claims against Party A even if loss has incurred on the part of Party B due to such cancellation.


     (3) The amount of compensation to be paid pursuant to the provisions of paragraph 2 shall be calculated by Party A based on the amount assessed by one (1) appraisal corporation. In case Party B considers the amount of compensation so decided unfair,

      Party B may file an objection within 60 days from the date the notice of compensation is received.

     (4) In case this agreement is cancelled in accordance with the provisions of paragraph 1, Party A shall return the lease deposits and rents paid by Party B after deducting therefrom expenses related to the restoration of the leased property, and default charges. In case the lease deposits and rents paid by Party B are not enough to cover such expenses and/or default charges, Party A may take necessary action to levy an attachment on Party B's property.


ARTICLE 9 (REQUEST FOR AGREEMENT CANCELLATION) If, due to unavoidable reasons,

   Party B desires to cancel this agreement, Party B shall submit a request for cancellation to Party A in which case Party A must cancel the occupancy (lease) agreement within 1 month thereafter.

ARTICLE 10 (CONSTRUCTION OF PLANT) (1) If Party B desires to construct plants and annex buildings required for production work, Party B shall satisfy the plant location standards prescribed by the provisions of Article 8, Laws on Plant Layout and Plant Establishment, and the range of buildings used for the purposes as prescribed by the provisions of Article 33 of the same laws.

     (2) In case Party B desires to construct plants in accordance with the provisions of paragraph 1, Party B shall request Party A for approval on the use of the land, in which case Party A shall issue an approval on the use of the land after taking necessary procedures required for the restoration of the land.

ARTICLE 11 (RECOVERY OF LEASED LAND) (1) If Party B desires to dispose of the leased land prior to the completion of the plant construction, Party A shall cancel this agreement and recover the leased land.

     (2) In case the agreement is cancelled due to reasons specified in paragraph 1, Article 7, Party A shall recover the leased land immediately after the occurrence of such reasons.

ARTICLE 12 (COLLECTION OF PENALTIES) (1) In case Party A cancels agreement due to reasons specified in item 1 through 8, paragraph 1, Article 8, or recovers the leased land pursuant to the provisions of paragraph 1, Article 11, Party B shall pay penalties in an amount equal to 10% of the lease deposits paid by Party B. In such case, penalties shall be paid according to the method specified in paragraph 4,
     Article 8.

ARTICLE 13 (RESTORATION OF LAND) (2)c Upon termination of the lease period, or if this agreement is terminated or cancelled, Party B shall, at its own expenses, restore the leased property to its original condition within the period designated by Party A, and shall return it in the presence of Party A.



   (2) Notwithstanding the provisions of paragraph 1, the following properties may be returned without going through restoration process.

       1. In case the facilities installed on the leased land are transferred to new occupants after obtaining approval from Party A.

       2.     In case the agreement is cancelled due to reasons specified in item 1 through 9, and item 11, Article 8.

       3. If Party A considers restoration to the original state is not required.

ARTICLE 14 (EXTENSION OF LEASE PERIOD) (1) In case Party B desires to extend the period of lease upon termination of the lease period, Party B shall submit an application for continued lease to Party A 3 months prior to the termination of the period, and shall renew this agreement.


     (2) In case Party B continues to use the leased land without signing (renewing) lease agreement after termination of the lease period, Party B shall pay compensations pursuant to the provisions of Article 105, Enforcement Ordinance, Local Finance Law.

ARTICLE 15 (RESPONSIBILITY TO COMPENSATE) (1) In case Party B fails to fulfill the terms and conditions of this agreement, or if Party B violates this agreement causing damage to Party A, Party B shall be held liable to pay compensation.

ARTICLE 16 (AMENDMENT TO OCCUPANCY AGREEMENT) (1) In case Party B desires to amend the contents of the occupancy agreement, Party B shall enclose documents proving changes, and business plan relating to the changed items, to the application for amendment to the occupancy agreement, and submit them to Party A in accordance with the provisions of Article 35, Enforcement Regulations, Laws on Plant Layout and Plant Establishment, and sign amended occupancy agreement with Party A.


     (2) If any disadvantages occur on the part of Party B due to its failure to fulfill the above-said obligations, Party B shall take full responsibility for such disadvantages.

ARTICLE 17 (RENTS FOR COMMON FACILITIES) (1) In case Party B uses common facilities installed by Party A, Party B shall pay the rents and maintenance charges separately prescribed by Party A.

     (2) In case Party B fails to pay the rents or other charges specified in paragraph 1 within the period designated by Party A, Party B shall additionally pay penalties applying the default interest rates for general loans provided by the financial institution (or mutual savings and finance company) designated by Party A.

ARTICLE 18 (RESTRICTION ON USE OF COMMON FACILITIES) (1) In case Party B fails to pay the rents or charges specified in Article 17 for a period exceeding 3 months, Party A may prohibit Party B's use or utilization of such common facilities; and to protect Party A's claims, Party A may take other necessary actions, such as levying an attachment on Party B's property.

     (2)e Party B shall not file a protest against the action taken by Party A in accordance with the provisions of paragraph 1.

ARTICLE 19 (ENVIRONMENTAL PROTECTION AND SAFETY MANAGEMENT) (1) In case Party B desires to install discharge facilities pursuant to the provisions of laws related to environmental protection, Party B shall install such facilities after obtaining approval for the installation of discharge facilities, and shall submit copies of such approval to Party A. Same procedure applies when changing the approved items.


     (2) Party B shall, pursuant to the provisions of related laws, commission appropriate waste material disposal companies to dispose of the waste materials generated during the process of construction plants or plant operation

     (3) To protect environment within the industrial complex, Party B shall provide full cooperation to Party A for the common anti-pollution projects being implemented by Party A.



     (4) To ensure safety within the industrial complex, Party B shall comply with the instructions given by Party A in relation to related laws, such as the local reserve force installation act, basic civil defense act, and guidelines on protection of major national facilities.

ARTICLE 20 (TAX AND PUBLIC IMPOSTS) (1) Upon signing occupancy agreement, Party B shall pay all taxes and public imposts levied on the leased land even if such taxes or public imposts are levied in the name of persons other than Party B.

ARTICLE 21 (RELATION WITH OTHER LAWS) Matters not stipulated in this agreement shall be governed by the provisions of Laws on Industrial Layout and Plant Establishment., guidelines on industrial complex management, basic industrial complex management plan, and the occupancy agreement designated by P. Any disputes shall be settled through negotiations between Party A and Party B.

ARTICLE 22 (REPORTS) Party B shall submit to Party A the following documents designated by Party A.

             1. Matters pertaining to the registration (changes) of Foreign Invested Corporation pursuant to the provisions of Foreign Investment Promotion Act.

             2. Matters pertaining to the construction, extension work, and completion of plants and starting of operation

             3. Matters pertaining to the plant operation - production, export and employment

             4.   Matters pertaining to suspension or closure of business

             5.   Other matters considered required by Party A.

ARTICLE 23 (OTHER MATTERS) (1) Party B shall independently carry out soil test on the leased land and other works required for construction work.


     (2) Party B shall install anti-pollution facilities to protect surrounding environment and prevent water contamination in the neighboring coast.


     (2) Party B shall, during the period of plant construction, take appropriate action to prevent damage to the public facilities, such as the existing highway, parks, and water and drainage systems. If any damage occurs, Party B shall repair such damage at its own responsibility.

     (3) Party B shall not scout technicians or skilled employees from other companies or supporting institutions engaged in the same or similar business.

ARTICLE 24 (SPECIAL MATTERS AND ADDITIONAL AGREEMENT) (1) If considered necessary by Party A for Party B to effectively perform this agreement, Party A may sign a separate agreement with Party B as an annex to this agreement.


     (2) If any change occurs later with respect to type of business or scale, such as the reduction/exemption of rents, Party A may apply such changes.

ARTICLE 25 (COMPETENT COURT)Any lawsuit filed in relation to this agreement shall be handled by the court having jurisdiction over the address of Party A.

To substantiate conclusion of this agreement, this agreement is prepared in 2 copies and each party retains 1 copy respectively after affixing their names and signatures thereto.

                                   2002. 3. 5.

          Party A: President (Official seal)

                Kyonggi Local Corporation

                1246, Kwonson-dong, Kwonsun-gu, Suwon city , Kyonggi Province

          Party B: CEO: Sonny Sungteak Hong  (Official seal)

                Liquidmetal Korea

                      POSCO Center bldg. West Tower 11th Fl.

                      892 Daechi4, KangNam, Seoul, Korea

                                   TRANSLATION
                                   CERTIFICATE


The undersigned officer of Liquidmetal Korea, wholly owned subsidiary of Liquidmetal Technologies, hereby certifies that the foregoing is a fair and accurate English translation of the original lease agreement, which is in the Korean language.

Signature:  /s/  Goonhee Lee

Name: Goonhee Lee

Title: Vice President